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                                                                   EXHIBIT 10.1



                         TERMINATION OF CREDIT AGREEMENT

         THIS AGREEMENT (this "Agreement") is made and entered into on this 29th day of December, 2000, and made effective as of the 1st day of October, 2000, by and between:

         AMEDISYS, INC. ("Amedisys"), a corporation organized and existing under the laws of the State of Delaware, whose address for purposes of this Agreement is 11100 Mead Road, Suite 300, Baton Rouge, LA 70816, appearing and acting herein by and through its [duly authorized officer**]; and

         HCA - THE HEALTHCARE COMPANY ("HCA"), formerly known as Columbia/HCA Healthcare Corporation, a corporation organized and existing under the laws of the State of Delaware, whose address for purposes of this Agreement is One Park Plaza, Nashville, Tennessee 37203, appearing and acting herein by and through its undersigned duly authorized representative.

                                    RECITALS

         WHEREAS, Amedisys and HCA are parties to that certain Asset Purchase Agreement dated November 2, 1998 (the "Asset Purchase Agreement"), pursuant to which Amedisys purchased certain assets of certain affiliates of HCA;

         WHEREAS, Amedisys and HCA are parties to that certain Credit Agreement, a copy of which is attached hereto as Exhibit "A," dated November 16, 1998 (the "Credit Agreement"), pursuant to which HCA agreed to accept a promissory note as payment of a portion of the purchase price under the Asset Purchase Agreement;

         WHEREAS, pursuant to that certain promissory note, a copy of which is attached hereto as Exhibit "B," dated December 1, 1998 (the "Note"), Amedisys promised to pay to the order of HCA the principal sum of Fourteen Million Five Thousand Nine Hundred Eighty Three and 27/100 Dollars, plus interest, on the dates, at the rates per annum, and in the amounts provided in the Credit Agreement;

         WHEREAS, Amedisys and HCA are parties to that certain Loan Modification Agreement, a copy of which is attached hereto as Exhibit "C," dated September 30, 1999 (the "Loan Modification Agreement"), pursuant to which Amedisys agreed to make to HCA certain payments that were misdirected to Amedisys, and HCA agreed to amend certain provisions of the Credit Agreement; and

         WHEREAS, HCA is willing to terminate the Credit Agreement, and Loan Modification Agreement, and to relieve Amedisys' obligations under the Note in exchange for a cash payment from Amedisys and the issuance of warrants to purchase Amedisys common stock, as set forth in that certain Master Warrant Agreement entered into by Amedisys and HCA, a copy of which is attached hereto as Exhibit "D," dated December 29th, 2000 ("Master Warrant Agreement").

         NOW, THEREFORE, for and in consideration of the premises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby forever acknowledged and confessed, the parties agree as follows:

1. Incorporation of Recitals. The recitals stated above shall be incorporated herein as if fully stated.


** As corrected by hand. Original text read "Chief Executive Officer".
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2.       Defined Terms. Unless otherwise defined herein, all terms used herein that are defined in the Credit Agreement shall have the same meaning herein as therein defined.

3. Termination of Agreements. The parties agree that as of the effective date hereof, and subject to the satisfaction of the mutual obligations of the parties contained herein, the Credit Agreement and the Loan Modification Agreement shall be terminated, and the obligations of the parties thereunder shall immediately cease, provided however, that the complete and general release of HCA and its affiliates under Section
         2.3 of the Loan Modification Agreement by Amedisys shall remain in full force and effect.

4. Consideration to HCA. In consideration of HCA entering into this Agreement and in full satisfaction of Amedisys' obligations under the Credit Agreement, Loan Modification Agreement and the Note:

         a. Cash Payment. Amedisys shall pay to HCA Nine Million and no/100 ($9,000,000.00) Dollars, in immediately available funds to an account designated by HCA upon execution of this Agreement; and

         b. Master Warrant Agreement. Amedisys and HCA shall enter into the Master Warrant Agreement pursuant to which HCA shall be issued warrants to purchase up to 200,000 shares of Amedisys, Inc. common stock, subject to the terms and conditions therein set forth.

5. Consideration to Amedisys. In consideration of Amedisys entering into this Agreement and in full satisfaction of HCA's obligations under the Credit Agreement, Loan Modification Agreement and the Note, HCA shall cancel, as of the effective date hereof, the Note, and Amedisys shall have no further obligations whatsoever, including, without limitation, any obligation of payment of principal debt or interest, whether or not accrued, thereunder. HCA does hereby warrant that it has not sold, assigned, transferred, pledged, hypothecated or otherwise encumbered the Note, and that HCA shall indemnify and hold Amedisys harmless for any such sale, assignment, transfer, pledge, hypothecation or other encumbrance of the Note, and for any presentation by a third party to Amedisys for payment pursuant to the Note related to any such sale, assignment, transfer, pledge, hypothecation or other encumbrance.

6. Release of Collateral. HCA will immediately take whatever steps necessary to release in full any liens or encumbrances held in its favor regarding the Collateral, including the filing of UCC-3 statements or the filing of other documents necessary to effectuate said release.

7. Delivery of Stock Certificates. HCA acknowledges that certain stock certificates representing stock holding of Amedisys were pledged and delivered to HCA in connection with the Credit Agreement and Loan Modification Agreement. HCA agrees to deliver possession of such certificates to Amedisys at the time of execution of this Agreement.

8. Complete and General Release. In consideration of the terms and conditions set forth


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                             TERMINATION AGREEMENT

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         herein, effective as of the date hereof, the parties hereto agree as follows:


         a. Amedisys hereby presently, generally, fully, finally, and forever, releases, acquits, and discharges HCA and its affiliates, past and present, from any and all theories of recovery of whatsoever nature, whether known or now unknown, or recognized by the law of any jurisdiction, including, but no limited to, actions, causes of action, demands, liabilities, suits and judgments, whether arising in equity or under the common law or any contract or any statute, and from any and all elements of relief or recovery of whatsoever nature, whether known or now unknown, recognized by the law of any jurisdiction, including, but not limited to, actual damages of every description, such as economic loss, any other item of loss or injury, statutory or any other type of damages whatsoever, attorney's fees, prejudgment or post judgment or other interest, equitable relief, and lost income, directly or indirectly arising from or in connection with the Asset Purchase Agreement, the Credit Agreement and the Loan Modification Agreement and the transactions and agreements contemplated therein or related thereto, including, but not limited to, claims arising from representations and warranties in the Asset Purchase Agreement, and the loaning of funds under the Credit Agreement, as amended by the Loan Modification Agreement. Notwithstanding the foregoing, this release does not apply to the obligations of HCA under this Agreement or to any action, cause of action, demand, liability, suit or judgment brought by a third party against Amedisys that is based in whole or in part upon the acts or omissions of HCA or its affiliates.

         b. HCA hereby presently, generally, fully, finally, and forever, releases, acquits and discharges Amedisys and its affiliates, past and present, from any and all theories of recovery of whatsoever nature, whether known or now unknown, or recognized by the law of any jurisdiction, including, but not limited to, actions, causes of action, demands, liabilities, suits, and judgments, whether arising in equity or under the common law or any contract or any statute, and from any and all elements of relief or recovery of whatsoever nature, whether known or now unknown, recognized by the law of any jurisdiction, including, but not limited to, actual damages of every description, such as economic loss, any other item of loss or injury, statutory or any other type of damages whatsoever, attorney's fees, prejudgment or post judgment or other interest, equitable relief, and lost income, directly or indirectly arising from or in connection with the Asset Purchase Agreement and the transactions and agreements contemplated therein or related thereto, including, but not limited to, claims arising from representations and warranties in the Asset Purchase Agreement and claims related to the payment of the loan under the Credit Agreement, as amended by the Loan Modification Agreement. Notwithstanding the foregoing, this release does not apply to any action, cause of action, demand, liability, suit or judgment brought by a third party against HCA that is based in whole or in part upon the acts or omissions of Amedisys or its affiliates, does not apply to the obligations of Amedisys under the terms of this Agreement or the Master Warrant Agreement and does not apply to the obligation of Amedisys to forward all Excluded Assets (as defined in the Asset Purchase Agreement) to HCA, such Excluded Assets include all misdirected Medicare payments.


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                             TERMINATION AGREEMENT


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9.       Authority of HCA. HCA has the right, power, legal capacity and authority to enter into and perform HCA's obligations under this Agreement and, no approval or consent of any person or entity other than HCA is necessary in connection with the execution, delivery, or performance of this Agreement by HCA. This Agreement constitutes a legal and binding obligation of HCA, and is valid and enforceable against HCA in accordance with its terms.

10. Authority of Amedisys. Amedisys has the right, power, legal capacity and authority to enter into and perform Amedisys' obligations under this Agreement and, no approval or consent of any person or entity other than Amedisys is necessary in connection with the execution, delivery, or performance of this Agreement by Amedisys. This Agreement constitutes a legal and binding obligation of Amedisys, and is valid and enforceable against Amedisys in accordance with its terms.

11.      Miscellaneous.

         a. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original document and all of which shall constitute one instrument.

         b. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         c. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         d. Notices. All notices and other communications provided for herein shall be given or made in writing by facsimile, courier, or U.S. Mail and faxed, mailed or delivered to the intended recipient at the address stated above.

         e. Null and Void. This Agreement shall be null and void if HCA does not receive the funds described in Section 4a. hereof by 5:00 p.m. CST on December 29, 2000, unless other provisions for the delivery of said funds are expressly agreed to by HCA.

         f. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties relating to the subject matter hereof and supersede all prior agreements and understanding, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written and effective as of the 1st day of October, 2000.

HCA - THE HEALTHCARE COMPANY                       AMEDISYS, INC.


By:       /s/ GREGG GERKEN                       By:    /s/ JOHN JOFFRION
   ----------------------------------           -------------------------------
                                                John Joffrion, Sr. VP - Finance
Name:         Gregg Gerken
     --------------------------------

Title:        Vice President
      -------------------------------

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                             TERMINATION AGREEMENT